UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025

BURTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3529 Porter St

Washington, DC 20016

(Address of principal executive offices, including zip code)

(202) 600-5757

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	BRKHU	OTC Markets Group, Inc.

Class A Common Stock, par value $0.0001 per share	BRKH	OTC Markets Group, Inc.

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	BRKHW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 22, 2023, BurTech Acquisition Corp. (the “Company” or “BurTech”), BurTech Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Blaize”), and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company and affiliate of the Company (“Burkhan”), entered into an Agreement and Plan of Merger (as amended on April 22, 2024, October 24, 2024 and November 21, 2024, and as may be further amended and/or amended and restated, the “Merger Agreement”), pursuant to which Merger Sub will merge (the “Merger ”) with and into Blaize, whereupon the separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth therein (collectively with the other transactions described in the Merger Agreement, the “Business Combination”).

From December 31, 2024 through January 6, 2025, BurTech and Blaize entered into subscription agreements (the “PIPE Subscription Agreements”) with certain unaffiliated third-party investors and Burkhan Capital LLC (each, a “PIPE Investor” and collectively, the “PIPE Investors”), pursuant to which, among other things, the Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to subscribe for and purchase 1,450,000 shares of the Company’s common stock, par value $0.0001 per share (“PIPE Shares”) at a purchase price of $10.00 per share for an aggregate purchase price of $14,500,000, in a private placement.

The transactions contemplated by the PIPE Subscription Agreement (the “PIPE Investment”) are expected to consummate substantially concurrently with the Closing (as defined below).

The purpose of the PIPE Investment is to raise additional capital for use by the Company following the closing of the Business Combination (the “Closing”). The PIPE Subscription Agreements contain customary representations and warranties of each of BurTech, Blaize and the PIPE Investors, and customary conditions to closing, including the consummation of the Business Combination and listing of the shares of the post-combination company on Nasdaq Global Market. Under the terms of the PIPE Subscription Agreements, the Company is obligated to file a registration statement to register for the resale of all the PIPE Shares within forty-five (45) calendar days of the Closing (the “Filing Deadline”), and to use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing there of.

The securities sold in connection with the PIPE Investment were sold under the exemption from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

A form of the PIPE Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the form of the PIPE Subscription Agreement.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of PIPE Subscription Agreement by and among BurTech Acquisition Corp., Blaize, Inc. and the undersigned PIPE Investor thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURTECH ACQUISITION CORP.

	By:	/s/ Shahal Khan
		Name:	Shahal Khan
		Title:	Chief Executive Officer

Dated: January 7, 2025

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